
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 3/31/96 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the quarter ended 3/31/96 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                    3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                           2,129
<SECURITIES>                                         0
<RECEIVABLES>                                  112,279
<ALLOWANCES>                                     3,363
<INVENTORY>                                    100,664
<CURRENT-ASSETS>                               236,667
<PP&E>                                          84,824
<DEPRECIATION>                                  35,862
<TOTAL-ASSETS>                                 461,552
<CURRENT-LIABILITIES>                          104,144
<BONDS>                                        214,557
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         3,700
<OTHER-SE>                                      97,701
<TOTAL-LIABILITY-AND-EQUITY>                   461,552
<SALES>                                         85,480<F1>
<TOTAL-REVENUES>                               141,509
<CGS>                                           68,220<F1>
<TOTAL-COSTS>                                  120,936
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                   265<F2><F3>
<INTEREST-EXPENSE>                               4,864
<INCOME-PRETAX>                                    677
<INCOME-TAX>                                       203
<INCOME-CONTINUING>                                474
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       474
<EPS-PRIMARY>                                      .03
<EPS-DILUTED>                                      .06

<F1>See Note 3 of Notes to Consolidated Financial Statements
<F2>The provision for doubtful accounts and notes is included with
Selling, General and Administrative Expenses in the Consolidated Statement of Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables."

